28969 Information Lane

Easton, Maryland 21601

Phone 410-763-7800

PRESS RELEASE

Shore Bancshares Announces Public Offering of Common Stock

Easton, Maryland (05/14/2014) - Shore Bancshares, Inc. (NASDAQ - SHBI), or the Company, announced today that it intends to commence a public offering of 3,000,000 shares of its common stock through a firm commitment underwritten offering. The Company intends to use the net proceeds of the offering for general corporate purposes, including but not limited to the contribution of capital to The Talbot Bank of Easton, Maryland, a bank subsidiary of the Company, to satisfy regulatory capital requirements, and to support organic growth, de novo branching, branch acquisitions, loan production offices and opportunistic acquisitions, if any.

Sandler O’Neill + Partners, L.P. will serve as the sole underwriter for the offering. The Company intends to grant the underwriter a 30-day option to purchase from the Company up to an additional 450,000 shares of common stock to cover over-allotments, if any.

This announcement is for informational purposes only and is not an offer to sell or the solicitation of an offer to buy any securities of the Company, which is made only by means of a prospectus supplement and related base prospectus, nor will there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.  The Company has filed a shelf registration statement (including a prospectus) (File No. 333-195527) and a preliminary prospectus supplement with the Securities and Exchange Commission, or the SEC, for the offering to which this communication relates.  The sale of shares of common stock in the underwritten offering will be made pursuant to a prospectus supplement to the base prospectus dated May 8, 2014. Before you invest, you should read the prospectus in the registration statement, the preliminary prospectus supplement, and other documents the Company has filed with the SEC for more complete information about the Company and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov or by visiting the Company’s website at www.shorebancshares.com. Alternatively, copies of the preliminary prospectus supplement and the prospectus relating to the offering may be obtained by contacting Sandler O’Neill + Partners, L.P., 1251 Avenue of the Americas, 6th Floor, New York, New York 10020, or by phone at 1-866-805-4128.

Shore Bancshares, Inc. Information

The Company is a financial holding company headquartered in Easton, Maryland and is the largest independent bank holding company headquartered on Maryland’s Eastern Shore. It is the parent company of two banks, The Talbot Bank of Easton, Maryland, and CNB; three insurance producer firms, The Avon-Dixon Agency, LLC, Elliott Wilson Insurance, LLC and Jack Martin and Associates, Inc; a wholesale insurance company, TSGIA, Inc; and an insurance premium finance company, Mubell Finance, LLC. The Company engages in the trust services business through the trust department at CNB under the name “Wye Financial & Trust”. Additional information is available at www.shorebancshares.com.

Forward-Looking Statements

The statements contained herein that are not historical facts are forward-looking statements (as defined by the Private Securities Litigation Reform Act of 1995) and are based on management's current expectations and beliefs concerning future developments and their potential effects on the Company. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of the Company. There can be no assurance that future developments affecting the Company will be the same as those anticipated by management. These statements are evidenced by terms such as “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” and similar expressions. Although these statements reflect management’s good faith beliefs and projections, they are not guarantees of future performance and they may not prove true. These projections involve risks and uncertainties that could cause actual results to differ materially from those addressed in the forward-looking statements. For a discussion of these risks and uncertainties, see the section of the periodic reports filed by Shore Bancshares, Inc. with the SEC entitled “Risk Factors”.

The Company specifically disclaims any obligation to update any factors or to publicly announce the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.

For further information contact: George Rapp, Chief Financial Officer, 410-763-7800